Exhibit 10.6.2

EXECUTION VERSION

SECOND AMENDMENT TO AND
CONSENT UNDER CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AND CONSENT UNDER CREDIT AGREEMENT (this “Amendment”) is made and entered into as of December 1, 2011, by and between GREENWAY MEDICAL TECHNOLOGIES, INC., a Georgia corporation, as the borrower (the “Borrower”), each of the lenders party hereto (collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as the administrative agent (together with its successors and assigns, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement dated as of March 22, 2011, as amended by that certain First Amendment to, Limited Waiver and Consent Under Credit Agreement dated as of September 23, 2011 (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders have extended certain financial accommodations to the Borrower;

WHEREAS, the Borrower intends to enter into a series of related transactions pursuant to which, among other things, Borrower intends to (a) purchase taxable revenue bonds in an aggregate amount not to exceed $12,000,000, (b) guaranty the payment of principal and interest on such taxable revenue bonds, and (c) enter into a lease agreement as lessee with the Carrollton Payroll Development Authority for the lease of certain land, buildings, and equipment located in the City of Carrollton, Carroll County, Georgia (such series of transactions, the “Carrollton Bond Transaction”);

WHEREAS, the Borrower intends to use the proceeds of the Credit Extensions for purposes other than general corporate purposes in connection with the Carrollton Bond Transaction;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement and consent to the transactions contemplated in the Carrollton Bond Transaction as set forth herein; and

WHEREAS, the Administrative Agent and the Lenders have agreed to the Borrower’s request upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definitions.  All capitalized terms used herein and in the above recitals and not expressly defined herein shall have the same respective meanings given to such terms in the Credit Agreement.  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

2.

Consent. Notwithstanding anything to the contrary in the Credit Agreement (including, without limitation, Sections 6.11, 7.01, 7.02, and 7.03 of the Credit Agreement) and the other Loan Documents, the Administrative Agent and Lenders hereby consent to the transactions contemplated pursuant to the Carrollton Bond Transaction so long as: contemporaneously with the consummation of the Carrollton Bond Transaction, Borrower delivers to the Administrative Agent a certificate of Borrower signed by a Responsible Officer of Borrower certifying that (i) after giving effect to the Carrollton Bond Transaction and the documents executed and delivered in connection therewith, the conditions set forth in Sections 4.02(a) and 4.02(b) of the Credit Agreement have been satisfied and (ii) a true, correct, and complete copy of all documentation evidencing the Carrollton Bond Transaction (together with all schedules, exhibits, annexes, and other attachments and all amendments, restatements, supplements, and other modifications to the same as of the date thereof) is attached thereto.

3.

Amendments to Credit Agreement.

(a)

The definition of “Total Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated to read, in its entirety, as follows:

“Total Leverage Ratio”  means, on any date, the ratio of Funded Debt  as of such date to EBITDA of the Borrower for the four (4) fiscal quarters then ended or then most recently ended (with it being agreed that, so long as Borrower is the holder of the taxable revenue bonds issued in connection with the Carrollton Bond Transaction, the liabilities in connection with such taxable revenue bonds shall be excluded from “Funded Debt” as used in this definition).

(b)

The following new definition of “Carrollton Bond Transaction” is added to Section 1.01 of the Credit Agreement, in appropriate alphabetical order:

“Carrollton Bond Transaction”  means a series of related transactions dated on or about December 1, 2011, pursuant to which, among other things, Borrower intends to (a) purchase taxable revenue bonds in an aggregate amount not to exceed $12,000,000, (b) guaranty the payment of the principal of and any interest on such taxable revenue bonds, and (c) enter into a lease agreement as lessee with the Carrollton Payroll Development Authority for the lease of certain land, buildings, and equipment located in the City of Carrollton, Carroll County, Georgia.

4.

Representations and Warranties.  The Borrower hereby represents and warrants to and in favor of the Administrative Agent and the Lenders as follows:

(a)

each representation and warranty set forth in Article V of the Credit Agreement is true and correct in all material respects as of the date hereof (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall have been true and correct in all material respects as of such date);

(b)

the Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c)

this Amendment has been duly authorized, validly executed and delivered by one or more Responsible Officers of the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms; and

(d)

the execution and delivery of this Amendment and performance by the Borrower under the Credit Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with any Organization Documents of the Borrower, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is party or by which the Borrower’s assets or properties are bound.

5.

Conditions Precedent to Effectiveness of Amendment.  This amendment shall be effective upon satisfaction of the following conditions precedent, each in form and substance satisfactory to the Administrative Agent, as applicable:

(a)

all of the representations and warranties of the Borrower under Section 4 hereof which are made as of the date hereof, shall be true and correct in all material respects; and

(b)

execution and delivery of this Amendment by each of the Borrower, the Administrative Agent, and the Lenders.

6.

Effect of Amendment; No Novation.  Except as expressly set forth herein, the Credit Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligation of the Borrower to the Administrative Agent and the Lenders, and Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement.  The terms of this Amendment are not intended to and do not serve as a novation as to the Credit Agreement, any Note or the indebtedness evidenced thereby.  The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Credit Agreement or any document executed in connection therewith.  Instead it is the express intention to affirm the Credit Agreement and the security created thereby. The amendments and waivers agreed to herein shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement such as to require further notice by the Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement in the future.

7.

Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission, Adobe Corporation’s Portable Document Format, or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

8.

Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

9.

Loan Document.  For avoidance of doubt, the Borrower, the Administrative Agent, and the Lenders hereby acknowledge and agree that this Amendment is a Loan Document.

10.

No Default.  To induce the Administrative Agent and the Lenders to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (a) no Default or Event of Default and (b) no right of offset, defense, counterclaim, claim, or objection in favor of the Borrower or arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Administrative Agent or any Lenders under the Credit Agreement or any other Loan Document.

11.

Further Assurances.  The Borrower agrees to take, at Borrower’s expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

12.

Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

13.

Recitals Incorporated Herein.  The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

14.

Section References.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

15.

GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.

BORROWER:	GREENWAY MEDICAL TECHNOLOGIES, INC.

	By:	/s/ James A. Cochran
		Name:	James A. Cochran
		Title:	CFO
(SEAL)

 [Greenway—Second Amendment to and Consent Under Credit Agreement]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as the Administrative Agent

	By:	/s/ Thomas M. Paulk
		Name:	Thomas M. Paulk
		Title:	Senior Vice President
(SEAL)

LENDERS:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Thomas M. Paulk
		Name:	Thomas M. Paulk
		Title:	Senior Vice President
(SEAL)

[Greenway—Second Amendment to and Consent Under Credit Agreement]